TRADING AGREEMENT
      This TRADING AGREEMENT (the "Agreement") is made this 20
day of May, 2016, by and between EnTrustPermal Management LLC
(the "Manager"), the investment manager to Permal Alternative Select VIT Portfolio ("Fund"), a series of the Legg Mason
Partners Variable Equity Trust (the "Trust"), a Maryland
statutory trust registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and BH-DG Systematic Trading LLP, an English limited liability partnership (the "Trader").
      WHEREAS, the Manager has been retained by the Trust to provide trading, investment advisory, management, and administrative services to the Trust with respect to the Fund, whether directly or through the services of one or more subadvisers or commodity trading advisors;
      WHEREAS, the Manager wishes to engage the Trader to provide certain commodity trading advisory services to the Trust with respect to such portion of the assets of the Fund as shall be allocated to the Trader from time to time (the "Allocated
Portion") and the Trader is willing to furnish such services on the terms and conditions hereinafter set forth; and
      WHEREAS, the Trader is registered as a Commodity Trading Advisor ("CTA") with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"); and
      WHEREAS, the Trader will serve as CTA for the Fund with respect to the Allocated Portion;
      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
      1.	In accordance with and subject to the Management
Agreement between the Trust and the Manager with respect to the Fund (the "Management Agreement"), the Manager hereby appoints the Trader to act as CTA with respect to the Allocated Portion of the Fund for the period and on the terms set forth in this Agreement. The Trader accepts such appointment and agrees to render the services herein set forth, for the compensation
herein provided.
      2.	The Manager shall cause the Trader to be kept fully
informed at all times with regard to the Commodity Interests (as defined below) or other permissible investments owned by the
Fund in respect of the Allocated Portion, its funds available, or to become available, for investment, and generally as to the condition of the affairs of the Fund in respect of the Allocated Portion. The Manager shall furnish the Trader with such other documents and information with regard to the Fund's affairs as the Trader may from time to time reasonably request.
      3.	The Manager shall have the right at any time to
reallocate any or all of the Fund assets to or away from the
Trader pursuant to this Agreement if the Manager deems such allocation or reallocation appropriate.
      4.	Duties, Responsibilities and Authorizations of the
Trader. (a) Subject to the oversight of the Trust's Board of Trustees (the "Board") and the Manager, the Trader shall regularly provide the Fund, with respect to the Allocated
Portion, with advice, management and supervision with respect to commodity interests, including futures contracts, options on futures contracts, forward contracts, other foreign exchange commodity interests (including futures or spot transactions) or commodities, swaps and swaptions ("Commodity Interests"), cash or U.S. government securities, as permitted, and shall furnish a continuous investment program for the Allocated Portion consistent with the Fund's investment objectives, strategies, policies and restrictions, as stated in the Fund's current Prospectus and Statement of Additional Information (the "SAI").
The Trader shall, with respect to the Allocated Portion, determine from time to time what Commodity Interests or other permissible investments will be purchased, retained, sold or exchanged by the Fund and what portion of the Allocated Portion will be held in the various Commodity Interests or other permissible investments in which the Fund invests, and shall implement those decisions (including the execution of investment documentation), all subject to the provisions of the Trust's Declaration of Trust and By-Laws as provided to the Trader (collectively, the "Governing Documents"), the 1940 Act, the Commodity Exchange Act ("CEA"), any 1940 Act exemptive order applicable to the Fund, and the applicable rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") and the CFTC and interpretive guidance issued thereunder by the SEC staff and the CFTC staff, and any other applicable federal and state law, the investment objectives, policies and restrictions of the Fund referred to above as provided to the Trader, and any other specific policies adopted by the Board or the Manager and disclosed to the Trader, as well as the instructions and directions of the Manager. The
Trader is authorized as the agent of the Trust to give instructions with respect to the Allocated Portion to the Fund's custodian (the "Custodian") and any Fund sub-custodian or prime broker as to deliveries of Commodity Interests or other permissible investments and payments of cash in respect of transactions or cash margin calls for the account of the Fund.
The Trader will place orders on behalf of the Fund pursuant to the Trader's investment determinations for the Fund either directly with the issuer or with any broker or dealer, foreign currency dealer, futures commission merchant or others selected by it. The Fund will act as a principal in such transactions.
The Board may adopt policies and procedures that modify and restrict the Trader's authority regarding the execution of the Fund's portfolio transactions provided herein. The Trader may execute on behalf of the Fund certain agreements, instruments and documents in connection with the services performed by it under this Agreement. These may include, without limitation, brokerage agreements, clearing agreements, account documentation, futures and options agreements, swap agreements, other investment-related agreements, and any other agreements, documents or instruments the Trader believes are appropriate or desirable in performing its duties under this Agreement. Notwithstanding the foregoing, the Manager or Trust shall be responsible for establishing the Fund's prime brokerage and Custodian arrangements. Until such time as notified by the Manager, the Trader will be responsible for managing any collateral and margin requirements required by applicable counterparties and associated with investments made for the Allocated Portion, if any, and will perform reconciliation procedures on such custodial accounts with respect to the Allocated Portion in accordance with the Custodian's standard practices, and provide information regarding such reconciliations to the Manager upon request in a form to be agreed between the Trader and the Manager. The Trader will be an independent contractor and will have no authority to act for or represent the Trust, the Fund or the Manager in any way or otherwise be deemed an agent of the Trust, the Fund or the Manager except as expressly authorized in this Agreement or another writing by the Trust, the Manager and the Trader. The Trust may, from time to time, provide Board resolutions to the Trader related to the foregoing.

            (b)	The Trader agrees that, in rendering consulting,
advisory and management services to other Commodity Interest trading accounts and entities, it will use its best efforts to achieve an equitable treatment of all accounts and will use a fair and reasonable system of order entry for all accounts,
taking into consideration any legal and regulatory limitations applicable to the Fund, in addition to the Trader's policies and procedures and the Fund's or Manager's policies, procedures and instructions. The Trader further agrees to be aware of the position limits imposed on certain Commodity Interest contracts by the CFTC or applicable contract market. If, at any time
during the term of this Agreement, the Trader is required to aggregate the Fund's Commodity Interest positions with the positions of any other person for the purposes of applying the
CFTC or exchange imposed speculative position limits, the Trader will promptly notify the Manager if the Allocated Portion
positions are included in an aggregate amount which exceeds the applicable speculative position limit. If the speculative position limits are reached in any Commodity Interest contract, the Trader will modify the trading instructions to the Fund's account and its other accounts in a reasonable and good faith effort to achieve an equitable treatment of all accounts.
            (c)	The Trader acknowledges that the Fund may
establish one or more wholly-owned subsidiaries of the Fund
through which it may conduct all or a significant portion of its commodities investing activities or for other investment purposes.
            (d)	Notwithstanding any other provision of this
Agreement, it is agreed that the Trader shall have no
responsibility for:  (a) monitoring any limitations or
restrictions in respect of the Fund as a whole (it being agreed that all such monitoring shall be the responsibility of the
Manager); or (b) the segregation requirement of the 1940 Act or other applicable law of the Fund as a whole (it being agreed that any such segregation shall be the responsibility of the Manager); provided that, in respect of the Allocated Portion only, the Trader shall (i) conduct its trading activities in a manner consistent with the segregation and coverage requirements of the 1940 Act and the CEA or any instructions, restrictions or policies of the Manager in relation thereto (as described above)
and (ii) share with the Manager, upon request, such information as the Manager shall require to demonstrate compliance with item
(i) above and shall provide assistance upon request to the
Manager in identifying assets to address segregation
requirements. For the avoidance of doubt, the Trader shall not be required to provide instructions for any physical segregation of assets related to Section 18 of the 1940 Act to the
Custodian.
            (e)	When the Manager provides policies, procedures,
restrictions or Governing Documents, or amendments or revisions thereto, to the Trader that relate to the Trader's management of the Allocated Portion, the Manager will provide the relevant documents in advance of their implementation. The Manager will use reasonable endeavors under the circumstances to consult with the Trader in good faith in advance of their adoption as to the
Allocated Portion.
      5.	Delegation.  The Trader may delegate some or all of
its duties under this Agreement to affiliated parties (each a "Delegatee"); provided, however, that (i) the Trader provides written notice to the Manager and the Manager consents in
writing, (ii) any such services will not be advisory services under the 1940 Act or Investment Advisers Act of 1940, as
amended, or any delegation of advisory duties is subject to and conditioned on the Fund Board's and/or Fund shareholders'
approval as may be required pursuant to Section 15 of the 1940
Act and is otherwise consistent with the 1940 Act, (iii) the entity performing the function is either registered as a CTA under the CEA and a member of the NFA, or is exempt or excluded from registration as a CTA (or does not provide commodity
trading advice); (iv) no additional charges, fees or other compensation will be paid for such services and neither the Fund nor the Manager will incur any expenses as a result of such delegation, (v) the Trader hereby agrees to advise the Manager of any changes required to be made to the disclosure in the
Fund's registration statement relating to the Fund's portfolio managers provided by the Trader or any Delegatee, and (vi) the
Trader at all times remains liable and responsible to the
Manager, the Trust and the Fund for the Trader's duties,
obligations, responsibilities, representations, warranties, agreements and indemnification hereunder regardless of whether services hereunder are provided by the Trader or any Delegatee.
      6.	Records.  The Trader agrees that it will keep and
preserve records relating to its services hereunder in
accordance with all applicable laws and resolutions, including compliance with the requirements of Rule 31a-1 and 31a-2 under the 1940 Act and CFTC Rule 4.7(c)(2).  The Trader hereby agrees that any such records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request;
provided that the Trader may retain duplicate copies of all such books and records subject to the confidentiality provisions of this Agreement.
      7.	Valuation.  The Trader shall, in accordance with
procedures established by the Board and provided to the Trader in advance, which may be amended from time to time, provide assistance to the Trust, Manager or the Custodian for the Fund
in determining or confirming the value of any investments of the Allocated Portion for which the Trust, Manager or Custodian seeks assistance from the Trader or identifies for review by the Trader. This assistance includes (but is not limited to): (i) designating and providing access to one or more employees of the Trader who are knowledgeable about the investments, trading and/or any relevant factors for valuation, which employees shall be available for consultation when the Valuation Committee of the Trust, the Manager or its affiliates convenes; (ii) with respect to the investments held by the Allocated Portion, upon the reasonable request of the Trust, Manager or Custodian,
assisting the Trust, the Manager or the Custodian in obtaining bids and offers or quotes from broker/dealers, market makers, valuation agents, evaluators or counterparties, each independent of the Trader; (iii) upon the request of the Trust, Manager or Custodian, confirming pricing and providing recommendations for fair valuations; and (iv) maintaining adequate records and
written backup information with respect to the valuation
assistance provided hereunder, and providing such information to the Trust, the Manager or the Fund upon request, with such
records being deemed Fund records (subject to the Trader's
retention of a duplicate copy).  The parties acknowledge that the Trader, on the one hand, and the Custodian or recordkeeping agent of the Fund, on the other hand, may use different pricing vendors, which may result in valuation discrepancies.
      8.	Additional Responsibilities of the Trader.  (a)  The
Trader shall, as reasonably requested by the Trust or the
Manager and in accordance with the scope of the Trader's
obligations and responsibilities contained in this Agreement
(i.e., with respect to the Allocated Portion and the Trader's provision of portfolio management services hereunder), provide reasonable assistance to the Trust and the Manager in connection with the Trust's compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and
Rule 38a-1 under the 1940 Act or any similar requirement under the CEA. Specifically, the Trader agrees to (i) certify
periodically, upon the reasonable request of the Trust, that with respect to the Allocated Portion and the Trader's provision of portfolio management services hereunder, the Allocated
Portion is in compliance with all "federal securities laws" applicable to the Fund, as required by Rule 38a-l under the 1940
Act; (ii) as requested by the Trust or Manager:  (a) review
draft reports to shareholders, proxy statements, marketing
materials, Board materials, registration statements or portions thereof and other documents provided to the Trader, which relate to the Fund or the Trader, (b) provide comments on such drafts on a timely basis, and (c) provide certifications or sub-certifications on a timely basis as to the accuracy of the information pertaining to the Trader or the Allocated Portion contained in such reports or other documents, (iii) with respect to the Trader or the Allocated Portion, provide reasonable
assistance as needed in the preparation of all periodic reports by the Trust or the Fund to shareholders of the Fund and all reports and filings required to maintain the registration and qualification of the Fund, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws; (iv) upon request and reasonable prior notice, cooperate with audits (including compliance audits conducted by the Manager, its affiliates or the Fund's
independent auditors or any of such auditors' overseas
affiliates); (v) upon request and reasonable prior notice,
provide the Trust's chief compliance officer with direct access to its chief compliance officer (or his/her designee); (vi) upon request, provide the Trust's chief compliance officer with periodic reports pertaining to the Trader's services hereunder;
and (vii) promptly provide notice of any material compliance matters of, or related to, the Trader.  Except as may be limited by Section 8(c), the Trader, at its expense, shall supply the
Board, the officers of the Trust and the Manager (and its
affiliates) with all information and reports of the Trader
reasonably required by them and reasonably available to the
Trader relating to the services provided by the Trader
hereunder.
            (b)	The Trader shall prepare and furnish to the
Manager, Trust, and/or the Board such reports, statistical data and other information in such form and at such intervals as they may reasonably request.  The Trader shall also make available to the Manager and/or the Board at reasonable times, and with
reasonable advance notice under the circumstances, its portfolio managers and other appropriate personnel as mutually agreed by the Trust, the Manager and the Trader, either in person
(including attendance at Board meetings) or, at the mutual convenience of the Trust, the Manager, the Board and the
Trader, by telephone or other electronic media, in order to
review the investment policies, performance and other matters relating to the management of the Allocated Portion.
            (c)	In furnishing services hereunder, the Trader will
not consult with any subadviser or other trader to (i) the Fund,
(ii) any other Fund of the Trust or (iii) any other investment company under common control with the Trust concerning transactions of the Fund in Commodity Interests or other
permissible investments. This paragraph shall not be deemed to prohibit the Trader from consulting with any of its affiliated persons concerning transactions in Commodity Interests or other permissible investments
            (d)	The Trader shall bear all expenses, and shall
furnish all necessary services, facilities and personnel, in connection with its responsibilities under this Agreement. Other than as herein specifically indicated, the Trader shall not be responsible for the Fund's expenses, including, without limitation, advisory fees; distribution fees; interest; taxes; governmental fees; voluntary assessments and other expenses incurred in connection with membership in investment company organizations; organization costs of the Fund; the cost
(including brokerage commissions, transaction fees or charges, if any) in connection with the purchase or sale of the Fund's Commodity Interests or other permissible investments and any losses in connection therewith; fees and expenses of custodians, transfer agents, registrars, independent pricing vendors or other agents;  Fund legal expenses; loan commitment fees;
expenses relating to the issuing and redemption or repurchase of the Fund's shares and servicing shareholder accounts; expenses of registering and qualifying the Fund's shares for sale under applicable federal and state law; the Fund's expenses relating to preparing, setting in print, printing and distributing prospectuses and statements of additional information and any supplements thereto, reports, proxy statements, notices and dividends to the Fund's shareholders; costs of stationery; Fund website costs; costs of meetings of the Board or any committee thereof, meetings of shareholders and other meetings of the Fund (other than the costs of the attendance and travel of the
Trader's personnel to Board meetings); Board fees; Fund audit fees; travel expenses of officers, members of the Board and
employees of the Fund (other than the travel expenses of
officers and employees of the Trader), if any; and the Fund's pro rata portion of premiums on any fidelity bond and other
insurance covering the Fund and its officers, Board members and employees; litigation expenses of the Fund and any non-recurring or extraordinary expenses of the Fund as may arise, including, without limitation, those relating to actions, suits or proceedings to which the Fund is a party and the legal
obligation which the Fund may have to indemnify the Fund's Board members and officers with respect thereto. Neither the Trust, the Fund, the Manager or their affiliates or subsidiaries shall be responsible for the costs associated with any special
meetings of the Board or shareholders convened for the primary benefit of the Trader (including, but not limited to, the legal fees associated with preparing a proxy statement or information statement and associated mailing and solicitation costs) unless agreed-upon in writing.
      9.	Compensation of Board Members and Officers. No member
of the Board, officer or employee of the Trust or Fund shall receive from the Trust or Fund any salary or other compensation as such member of the Board, officer or employee while he is at the same time a director, officer, or employee of the Trader or any affiliated company of the Trader, except as the Board may decide. This paragraph shall not apply to Board members,
executive committee members, consultants and other persons who are not regular members of the Trader's or any affiliated
company's staff.
      10.	Compensation.  As compensation for the services
performed by the Trader, the Manager shall pay the Trader,
within twenty (20) days after the last day of each month, a fee, computed daily at an annual rate set forth on Schedule A annexed hereto. The first payment of the fee shall be made within twenty
(20) days after the end of the month succeeding the effective date of this Agreement. If this Agreement is terminated as of any date not the last day of a month, such fee shall be paid within twenty (20) days after the end of the month of
termination, and the fee for such month will be based on the average daily net assets of the days in that month, up to and including the last day for which this Agreement is in effect.
The average daily net assets of the Fund shall in all cases be based only on business days and be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined by the Board.
      11.	Representations, Warranties and Agreements of the
Trader.  (a)  The Trader represents and warrants that it: (i) is not prohibited by the 1940 Act, the Investment Advisers Act of
1940 (the "Advisers Act") or other law, regulation or order from performing the services contemplated by this Agreement; (ii) is registered as a CTA and a member of the NFA; (iii) has met and will seek to continue to meet for so long as this Agreement
remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement
(including without limitation the adoption of written policies and procedures with respect to the Allocated Portion, that are reasonably designed to prevent violations of the federal securities laws, as defined in Rule 38a-1, by the Trader, its employees, officers, and agents) and will comply in all material respects with the policies and procedures of the Manager, Trust and the Fund with respect to the Allocated Portion as provided to them; (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; and (vi) and has duly
executed and delivered this Agreement.
            (b)	The Trader will promptly notify the Trust and the
Manager: (i) of the occurrence of any event that would
disqualify the Trader from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation; (ii) if the Trader is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body ("Action"),
involving the affairs of the Fund, or the Trader is involved in any pending litigation or administrative proceeding brought
against the Trader or any of its senior management persons or other personnel of the Trader involved in the management or operations of the Allocated Portion, other than frivolous or vexatious litigation (such frivolous or vexatious litigation, for the avoidance of doubt, would not include litigation under securities or other financial law or regulation or brought by any government authority or regulator) and except where Trader's provision of notice of such Action to the Manager is forbidden by applicable law; (iii) of any material fact known to the
Trader respecting or relating to the Trader or the investment strategies of the Trader's Allocated Portion that is not contained in the Fund's prospectus and/or SAI, as amended and supplemented from time to time, regarding the Fund, or any amendment or supplement thereto, but that is required to be
disclosed therein, and of any statement respecting or relating to the Trader, the Trader's investment strategies or the
Trader's Allocated Portion contained therein that becomes untrue in any material respect; (iv) of any change in the Trader's
financial condition which would reasonably be expected to
materially impact its abilities to perform its duties hereunder and of any reduction in the amount of coverage under the
Trader's errors and omissions or professional liability
insurance coverage; and (v) of any change in its status as a registered CTA or member of the NFA.
            (c)	The Trader represents and warrants that it has
adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, will provide the Manager and the Board with a copy of such code of ethics, together with
evidence of its adoption, and will provide copies of any future amendments thereto. Upon request within forty-five days of the end of the last calendar quarter of each year that this
Agreement is in effect, and as otherwise requested, the Chief Compliance Officer of the Trader or his/her designee shall certify to the Manager that the Trader has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Trader's code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation.
Upon the reasonable written request of the Manager and subject to applicable law, the Trader shall permit the Manager, its
employees or officers or their agents to examine the reports required to be made to the Trader by Rule 17j-1(c)(1) and all other records relevant to the Trader's code of ethics.  The
Trader shall use its best efforts to obtain consents from those individuals subject to its code of ethics to permit the Manager, its employees or officers or their agents to examine the reports required to be made to the Trader by Rule 17j-1(c)(1) and all other records relevant to the Trader's code of ethics.  By
entering into this Agreement, the Trader consents to the filing of its code of ethics as an exhibit to the Trust's registration statement, as may be required by law or regulation.
            (d)	The commodity trading advisor disclosure document
of the Trader (where it is legally obligated to produce or has produced such a disclosure document or is required to deliver such document by law or regulation) and any other information relating to the Trader, its businesses, principals, and past performance record (in accordance with paragraph 11(i) below)
that has been requested by the Manager or delivered to the
Manager for use in the Fund's registration statement and other regulatory filings, sales and advertising materials, Board materials, and to assist the Fund, the Manager and their
affiliates as part of their compliance programs is current,
accurate and complete in all material respects as at the date it is provided and is in compliance with all applicable laws, rules and regulations, including Part 4 of the CFTC regulations, and the Trader will provide the Manager with updated or amended
copies of any such materials.
            (e)	The Trader will promptly notify the Trust and the
Manager if there is, or there is expected to be, any assignment of this Agreement or change of control of the Trader within the meaning of the 1940 Act, and if there is, or there is expected to be, any changes in the key personnel who are either the
portfolio manager(s) of the Allocated Portion or senior
management of the Trader. The Trader agrees to bear all
reasonable expenses of the Trust, if any, arising out of an assignment by, or change in control of, the Trader.
            (f)	The Trader agrees to maintain a commercially
reasonable level of errors and omissions or professional
liability insurance coverage from an insurance company that has an A.M. Best rating of at least A (VII) or better.
            (g)	The Trader agrees to the use of its name,
trademark, trade device, service mark, symbol or any
abbreviation, contraction or simulation (collectively,
"Trademarks") thereof in the Trust's and the Fund's disclosure documents and shareholder communications. The Manager or its affiliates will not use Trademarks in advertising, sales literature and similar communications without the Trader's
express consent unless the format of any of the foregoing has been previously approved by the Trader. The Manager or its affiliates will not use the name "Brevan Howard Capital
Management L.P." or "Brevan Howard group of companies" in advertising, sales literature, and the Fund's disclosure documents, shareholder communications and similar communications without the express consent of the Trader on behalf of itself and its affiliates unless the format of any of the foregoing has previously been so approved or unless required to do so by applicable law or regulation.  The Trader agrees that neither it, nor any of its affiliates, will knowingly in any way refer directly or indirectly to its relationship with the Trust, the
Fund, the Manager or any of their respective affiliates or subsidiaries without the express prior written consent of the
Manager or its designee, which consent shall not be unreasonably withheld, except as required by rule, regulation or upon the request of a governmental authority. However, the Trader may use the performance of the Allocated Portion in its track record and composite performance. The Trader is hereby granted the right to identify the Trust, Fund and Fund subsidiary as a client in the Trader's publicly disclosed client lists until this
Agreement is terminated and may disclose the aggregate amount of assets under management with respect to the Allocated Portion. Nevertheless, the Trader may not refer to any other sub-adviser or trading adviser to the Fund without express written
permission.
            (h)	The Trader shall not use the name or any
tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Manager, the name "Legg Mason," the Trust, the Fund or any of their
affiliates or subsidiaries ("Fund Parties") in Trader's (or its affiliate's) marketing materials unless it first receives prior written approval of the appropriate party. It is understood that the name of each party to this Agreement, and any
derivatives thereof or logos associated with that name, the name "Legg Mason," the name of the Fund, the name "Brevan Howard" ("Intellectual Property"), is the exclusive and valuable property of the party or entity in question and their respective affiliates, and that each other party has the right to use such names pursuant to the relationship created by, and in accordance with the terms of, this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement,
Fund Parties and the Trader the shall forthwith cease to use the other parties' Intellectual Property, except for rights of the
Fund Parties to continue to use the Licensed Marks during a ninety-day adjustment period after such termination, for one year with respect to the Fund's prospectus and Statement of Additional Information, as supplemented, and as may be required by applicable laws, rules and regulations. For the avoidance of doubt, nothing in this Agreement shall be construed as granting to any party any right, title or interest in Intellectual
Property, other than the right to use the Intellectual Property in accordance with this Agreement.
            (i)	The Trader agrees to provide any and all material
composite performance information, records and supporting documentation (which may exclude the names of individual clients or accounts of the Trader) about accounts the Trader manages, if appropriate, which are relevant to the Allocated Portion and that have investment objectives, policies, and strategies substantially similar to those employed by the Trader in managing the Allocated Portion that may be reasonably necessary, under applicable laws, to allow the Fund or its agent to present information concerning the Trader's prior performance in the Prospectus and the SAI of the Fund and any permissible reports and materials prepared by the Fund or its agent.
      12.	Representations and Warranties of the Manager. The
Manager represents and warrants that it: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in
effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) the Trust is an
"accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, and a "qualified eligible person" as that term is defined in CFTC Regulation 4.7(a); (iv) the Fund is an eligible contract participant as that term is defined in Section 1(a)(18)
of the CEA; (v) has reviewed the requirements for registration as a "commodity pool operator" (a "CPO") under the CEA and is either registered as a CPO and a member of the NFA or is relying on an exemption or exclusion from registration as a commodity pool operator or has made a permissible delegation of its duties and responsibilities as a CPO to another entity; (vi) has the authority to enter into and perform the services contemplated by this Agreement; (vii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; (viii) has duly executed and delivered this Agreement and this Agreement has been approved in accordance with the requirements of the 1940 Act.
      13.	Confidentiality.  No party to this Agreement will
disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or, with respect to the Trader, as may reasonably be required to execute transactions on behalf of the Fund or, with respect to the Manager (or its affiliates), as may reasonably be required to provide its services to the Fund.
The parties will keep confidential any non-public information obtained directly as a result of this service relationship;
provided that (a) the Manager may make any disclosure to its affiliates, the Trust, the Fund, the disinterested Board members or their legal advisors or auditors or other service providers to the Fund (including, without limitation, any prospective or current prime broker, broker-dealer, accounting agent, compliance services provider, administrator or sub-administrator and the agents, employees, brokers, dealers or banks selling
Fund shares, service providers, subsidiaries, parents,
affiliates or divisions of the foregoing), as the Manager may reasonably determine necessary in its sole discretion for the purposes of the management or operation of the Fund provided those recipients of information are subject to customary confidentiality duties or obligations for their respective relationships to U.S. registered investment companies (which obligations, without limitation, may be fiduciary or professional in nature), and (b) the Trader may make disclosures to its affiliates, Brevan Howard Asset Management LLP, Brevan
Howard Investment Holdings Limited, Brevan Howard (Hong Kong)
Limited any other member of the Brevan Howard group and London Diversified Fund Management LLP, as the Trader may reasonably determine necessary to perform the services contemplated herein in their sole discretion; provided that no such information may be used for any trading or investment purpose unrelated to
management of the Fund.  Notwithstanding the foregoing, any
party may disclose such non-public information if (a) such information is or hereafter otherwise is known by the receiving party or has been disclosed to the receiving party by a third party not known by the receiving party to be under an obligation of confidentiality to the party whose information has been
disclosed, or such information has been disclosed publicly
(other than through a breach of this Agreement) or otherwise becomes ascertainable from public or published information or trade sources, (b) if such disclosure is required by applicable federal, state or other law or regulation, (c) if such disclosure is required or requested by regulatory authorities or judicial process, (d) to the extent such disclosure is reasonably required by auditors, compliance consultants or
attorneys of the party (or of the Trust, Fund, the disinterested Board members or affiliates of the Manager) in connection with the performance of their professional services, or (e) as may otherwise be contemplated by this Agreement. The Trader shall not disclose information regarding characteristics of the Fund or Allocated Portion, trading history, portfolio holdings, performance information or any other related information to any third party, except in compliance with the Trust's policies on disclosure of portfolio holdings or as required by applicable law or regulation. Notwithstanding the foregoing, the Manager shall take all commercially reasonable measures to prevent the
Trust (excluding the disinterested Board members), the Fund and any subsidiary of the Fund from disclosing any information
regarding the Allocated Portion's portfolio holdings or position information which is not otherwise publicly available to any third party except: (a) where such disclosure is reasonably
necessary for the management or operation of the Fund and such recipients are subject to customary confidentiality duties or obligations for their respective relationships to U.S.
registered investment companies (which obligations, without limitation, may be fiduciary or professional in nature provided that, for purposes of this paragraph, the disinterested Board members shall be considered "recipients" under this clause (a));
or (b) with respect to: (i) brokers, dealers, futures commission merchants and prime brokers providing clearing, securities lending, execution or similar services to the Fund, (ii) banks, brokers, dealers and other intermediaries selling Fund shares, and (iii) fund ratings organizations, proxy voting services and fund publication services,  provided that for each of (b)(i),
(ii) or (iii) the Trader has given its prior written consent, such consent not to be unreasonably withheld; or (c) as required by applicable law, regulation or court order.  For the avoidance of doubt, any Delegatee shall be subject to the same
confidentiality obligations as the Trader.
      14.	Indemnification.  (a)  Except as may otherwise be
provided by the 1940 Act, any other federal securities law or the CEA, neither the Trader nor any of its officers, members or employees (its "Affiliates") shall be liable for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) ("Losses") incurred or suffered by the Manager or the Trust as a result of any act or omission of the
Trader or its Affiliates with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Trader or its Affiliates for, and the Trader shall indemnify and hold harmless the Trust, the Manager, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act, other than persons or other entities who are affiliates solely by
reason of ownership of shares of the Fund) and all controlling persons (as described in Section 15 of the Securities Act of
1933, as amended ("1933 Act")) (collectively, "Manager
Indemnitees") against, any and all Losses to which any of the
Manager Indemnitees may become subject under the CEA, the 1933
Act, the 1940 Act, the Advisers Act, or under any other statute, or common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross
negligence of the Trader in the performance of any of its duties or obligations hereunder, (ii) any Losses accruing to the
extent, if any, caused by or based upon the Trader's misrepresentations, omissions or breach of any representation or warranty in this Agreement or (iii) any untrue statement of a material fact contained in the Prospectus and/or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Trader which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in
reliance upon information furnished to the Manager Indemnitees by the Trader Indemnitees (as defined below) for use therein through the Trader or its officers, employees or other persons designated by the Trader. Notwithstanding the foregoing, the
Trader shall not indemnify the Manager Indemnitees pursuant to
(ii) above for any breach by the Trader of any representation or warranty that it will comply with the policies and procedures of the Manager, Trust and the Fund with respect to the Allocated
Portion in so far as such policies and procedures relate to
trade errors unless otherwise separately expressly agreed to by the Trader in writing.  For the avoidance of doubt, the
foregoing sentence shall not limit any other remedies that the Manager, the Trust or the Fund may have at law or equity for such breach.
            (b)	Except as may otherwise be provided by the 1940
Act, any other federal securities law or the CEA, the Manager Indemnitees and the Trust shall not be liable for any Losses incurred or suffered by the Trader as a result of any act or omission of the Manager with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the
Manager (or the Manager Indemnitees) for, and the Manager shall indemnify and hold harmless the Trader, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act, other than persons or other entities who are affiliates solely by reason of ownership of shares of the Fund) and all
controlling persons (as described in Section 15 of the 1933 Act) (collectively, "Trader Indemnitees") against, any and all Losses to which any of the Trader Indemnitees may become subject under the CEA, the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (i) any willful misconduct, bad faith, reckless
disregard or gross negligence of the Manager in the performance of any of its duties or obligations hereunder, (ii) any Losses accruing to the extent, if any, caused by or based upon the
Manager's misrepresentations, omissions or breach of any representation or warranty in this Agreement or (iii) any untrue statement of a material fact contained in the Prospectus and/or
SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund or the omission to state therein a material fact known to the Manager that was
required to be stated therein or necessary to make the
statements therein not misleading, unless such statement or
omission was made in reliance upon information furnished to the Manager Indemnitees by the Trader Indemnitees.
            (c)	Promptly after receipt of notice of any action,
arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each a "Proceeding") by a party seeking to be indemnified under Section 14(a) or 14(b) (the "Indemnified
Party"), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under Section 14(a) or 14(b) (the "Indemnifying Party") notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that, the failure to so notify the Indemnifying Party in the absence of a showing of actual prejudice shall not relieve the Indemnifying
Party from any indemnification liability which it may have to the Indemnified Party. The Indemnifying Party shall have the right to assume control of the defense of the Proceeding by giving written notice to the Indemnified Party within 10 days of receiving notice of the Proceeding (or such shorter period as is required to respond to the Proceeding), and the Indemnified
Party shall cooperate fully in the defense of the Proceeding.
No Indemnifying Party shall be liable under this section for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder, nor shall any Indemnifying Party enter into any settlement (other than a purely monetary "no admission" settlement) without the consent of the Indemnified Party.

      15.	Other Business.  Nothing in this Agreement shall limit
or restrict the right of any member, partner (whether limited or general), manager, director, officer, employee or Delegatee of the Trader to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar
nature, nor to limit or restrict the right of the Trader (or Delegatee) to engage in any other business or to render services of any kind, including investment advisory and management
services, to any other fund, firm, individual or association.
The Trader may give advice or take action with respect to other investment entities that it manages that differs from the advice given with respect to the Allocated Portion.
      16.	Certain Definitions.  For the purposes of this
Agreement, the Fund's "net assets" shall be determined as
provided in the Fund's then-current Prospectus and SAI and the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such
exemptions, modifications and interpretations as may be granted by the SEC by any rule, regulation or order.
      17.	Term. This Agreement will become effective with
respect to the Fund on the date set forth opposite the Fund's name on Schedule A annexed hereto, provided that it shall have been approved by the Trust's Board and, if so required by the
1940 Act, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and, unless sooner terminated as provided herein, will continue in effect through the second anniversary of the date of effectiveness. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund, so long as such continuance is specifically
approved at least annually (i) by the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board members who are not interested
persons of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.
      18.	Termination.  This Agreement may be terminated at any
time, without the payment of any penalty, by (i) the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days' prior written notice to the
Manager and the Trader, (ii) the Manager on sixty (60) days'
prior written notice to the Trader, or (iii) the Trader on
ninety (90) days' prior written notice to the Manager and the
Trust. This Agreement will automatically terminate, without the payment of any penalty, (i) in the event of its assignment, (ii)
in the event the Management Agreement between the Manager and the Trust is assigned or terminates for any other reason, or
(iii) if the Trader ceases to be authorized and regulated by the
UK Financial Conduct Authority (or any successor body thereto)
and is otherwise legally ineligible to serve as Trader, provided that the Trader has taken all necessary steps to inform the
Manager at the earliest possible date and Trader has used best efforts to make provisions for transition services as legally permitted. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30)
days after written notice. Upon termination in accordance with this clause 18, the rights and obligations of the parties under this Agreement shall terminate and be of no future effect,
except that paragraphs 13 and 14 and obligations that have
accrued and are outstanding as of the termination shall remain in full force and effect.
      19.	Statutory Trust Matters.  The Trader agrees that for
any claim by it against the Fund in connection with this
Agreement or the services rendered under this Agreement, it
shall look only to assets of the Fund for satisfaction and that it shall have no claim against the assets of any other series of the Trust.
      20.	Amendment.  No provision of this Agreement may be
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of the Agreement shall be
effective until approved, if so required by the 1940 Act, by vote of the holders of a majority of the Fund's outstanding
voting securities.
      21.	Miscellaneous.  This Agreement, and any supplemental
terms contained on Annex I hereto, if applicable, embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. Should any part of this Agreement be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective
successors.  Paragraph headings herein are for convenience only and are not a part of this Agreement. This Agreement may be
executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
      22.	Choice of Law.  This Agreement shall be construed and
the provisions thereof interpreted under and in accordance with the laws of the State of New York.
      23.	Third Party Beneficiary.  The Trust on behalf of the
Fund is expressly made a third party beneficiary of this
Agreement with respect to the obligations of the Trader provided in this Agreement to the same extent as if the Trust had been a party hereto.
      24.	Notices.  Notices and other communications required or
permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, electronic mail, by hand or by commercial overnight delivery service, addressed as follows:
MANAGER:
Christopher Zuehlsdorff
SVP, Deputy Chief Investment Officer
Permal Group
900 3rd Avenue
New York, NY  10022
Tel:  (212) 418-6604
Fax:  (212) 418-6512

With a copy to:

Matthew Lux
SVP, Deputy General Counsel
Permal Group
900 3rd Avenue
New York, NY  10022
Tel:  (212) 418-6622
Fax:  (212) 418-6611



      TRADER:

      Daniel Seaton
      Head of Operations
      BH-DG Systematic Trading LLP
      3rd Floor, 10 Grosvenor Street
      London, W1K 4QB
      United Kingdom
      Tel: 0207 408 5200

      With a copy to:
      Legal and Compliance
      at the same address as above


      TRUST:

      Robert I. Frenkel
      c/o Legg Mason & Co., LLC
      100 First Stamford Place, 6th Floor
      Stamford, CT  06902
      Tel:  (203) 703-7046
      Fax:  (203) 703-6248
      [signature page to follow]


PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.




ENTRUSTPERMAL MANAGEMENT
LLC



By:


Name:


Title:




For and on behalf of BH-
DG SYSTEMATIC TRADING LLP



By:


Name:


Title:


      The foregoing is acknowledged:
      The undersigned officer of the Trust has executed this Agreement not individually but in his/her capacity as an officer of the Trust. The Trust does not hereby undertake, on behalf of the Fund or otherwise, any obligation to the Trader.




LEGG MASON PARTNERS
VARIABLE EQUITY TRUST



By:


Name:


Title:







      SCHEDULE A
      Permal Alternative Select VIT Portfolio
      Date:
      May 20, 2016
      Fee per annum:
      The following percentage of the average daily net assets allocated to the Trader:

      1.00%


16238133.4

- 23 -
EXECUTION VERSION